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                                                                EXHIBIT 10.18


                          CHANGE IN CONTROL AGREEMENT

     This CHANGE IN CONTROL AGREEMENT (this "Agreement"), is entered into by and between JEFFERSON SAVINGS BANCORP, INC., a Delaware corporation ("Company"), JEFFERSON HERITAGE BANK, a federal savings association ("Bank"), and Paul J. Milano ("Employee").

                                   RECITALS

     WHEREAS, Employee is a key employee of Company and/or Bank.

     WHEREAS, Company's Board of Directors ("Board") has determined that it is in the best interests of Company and its shareholders to assure Employee's continued dedication, time, attention, and loyalty, notwithstanding the possibility, threat, or occurrence of a Change in Control, as defined below.

     WHEREAS, in furtherance of that goal, the Board wishes to provide Employee with certain benefits, if his employment should terminate as a result of a Change in Control.

     WHEREAS, in reliance on this Agreement, Employee is willing to continue his employment with Company and/or Bank on the terms as may be agreed to by Employee, Bank and Company from time to time.

     NOW, THEREFORE, for and in consideration of the mutual covenants and conditions herein, the sufficiency of which consideration is acknowledged by the parties hereto, the parties hereby agree as follows:

                                   AGREEMENT

     1. Duration of Agreement. This Agreement shall be effective January 1, 2000 ("Effective Date"), and shall continue until the end of the Term, as defined below.

     2. Definitions. The following words and phrases, when capitalized, shall have the following meanings for purposes of this Agreement:

          (a) Anniversary Date. "Anniversary Date" means each anniversary of the Effective Date occurring during the Term, as defined below.

          (b)  Change in Control.  "Change in Control" means:

               (i) the acquisition, other than from Company or Bank, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either the then outstanding shares of Common Stock of Company or Bank or the combined voting power of the then outstanding voting securities of Company or Bank entitled to vote generally in the election of
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          directors, but excluding, for this purpose, any such acquisition by
          Company or Bank or any subsidiaries in which Company or Bank owns, directly or indirectly, a proprietary interest of more than 50% (the "Subsidiaries"), or any employee benefit plan (ore related trust) of Company or Bank or their Subsidiaries;

               (ii) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") of Company or Bank cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company's or Bank's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Company or Bank (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act);

               (iii) approval by the stockholders of Company or Bank of a reorganization, merger or consolidation of Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of Company or Bank immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of Company or Bank or of the sale or other disposition of all or substantially all of the assets of Company or Bank; or

               (iv) the acquisition and exercise of a controlling influence over the management or policies of Company of Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934.

          (c) Change in Control Date. "Change in Control Date" means the date as of which a Change in Control occurs.

          (d) Disability. "Disability" means Employee's inability to perform the material duties of his employment because of physical or mental illness, which inability is likely to last for a period of one year or longer.

          (e) Good Reason. "Good Reason" means a material change in position, title, compensation, status, responsibilities, or working conditions in effect immediately before, pursuant to or after the Change in Control or relocation of Employee's place of employment to a location

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more than fifty (50) miles from Employee's place of employment immediately before the Change in Control.

          (f) Initial Term. The "Initial Term" shall be the period beginning on the Effective Date and ending on the first anniversary of the Effective Date. On the first anniversary of the Effective Date and on each Anniversary Date thereafter, this Agreement shall be renewed for one additional year, provided, however, that any such renewal is approved in advance by the Board of Directors of the Company and the Bank in a duly adopted resolution (hereinafter, the Initial Term and all subsequent terms are referred to herein as "Term"). Notwithstanding anything herein contained, the Term shall automatically be terminated as provided in Section 5 hereof or upon the earliest to occur of (i) the payment of the benefits under Section 3 hereof, or (ii) the expiration of one (1) year from the Change in Control Date.

          (g) Just Cause. "Just Cause" means and shall be limited to the following:

               (1) Employee's willful and continued failure to perform (other than a failure resulting from Employee's illness or Disability) his stated employment duties after a demand for substantial performance is delivered to Employee on behalf of the Board that specifically identifies the manner in which it alleges that Employee has failed to perform his duties and Employee's failure to take appropriate actions to correct such failure within thirty (30) days; or

               (2) Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order or material breach of any provision of this Agreement.

     For purposes of subsection (g) of Section 2, no act or failure to act on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that his action or omission was in the best interests of Company and Bank. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Just Cause unless and until the Board has delivered to him a copy of a notice of termination, and after reasonable notice to him and an opportunity for him, together with counsel, to be heard before the Board, and at least two-thirds of the Board finds, in its reasonable opinion, that Employee was guilty of conduct set forth above in clause (1) or (2) and specifying the particulars thereof in detail.

     3. Termination of Employee's Employment After or Pursuant to a Change in Control. If Employee terminates his employment for Good Reason immediately before, after or pursuant to the Change in Control, or if Company terminates Employee's employment after or pursuant to the Change in Control for a reason other than Just Cause or Employee's death or Disability, in connection with or within twelve (12) months after a Change in Control, Employee shall be paid an amount equal to the annual salary of Employee in effect at the time such termination occurs. Said sum shall be paid in one lump sum within ten (10) days of such termination.

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     4.   Company's Obligation to Provide Information.  After termination of
Employee's employment pursuant to any provision of this Agreement, Company and Bank shall promptly provide Employee with reasonably requested information relating to his retirement, benefits and payments under this Agreement, and other post-employment benefits.

     5.   Termination or Supervision Under Federal Law.

          (a) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA"), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

          (b) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

          (c) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

          (d) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay the Employee all or part of the compensation withheld white its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     6. Binding Effect and Assignment. This Agreement shall inure to the benefit of and shall be binding upon the parties to this Agreement and their respective executors, administrators, heirs, personal representatives, successors, and assigns, but neither this Agreement nor any right created by this Agreement may be assigned or transferred by either party. Notwithstanding the foregoing, Company and Bank shall assign this Agreement to any person or entity succeeding to substantially all of the business and assets of Company or Bank upon a Change in Control, and upon such a Change in Control, Company or Bank shall obtain the assumption of this Agreement by its successor.

     7. Notices. Any notice to a party required or permitted to be given by this Agreement shall be in writing and shall be deemed given when mailed by registered or certified mail, if to

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Company or Bank, at the following address: Jefferson Savings Bancorp, Inc.,
15435 Clayton Road, Ballwin, Missouri 63011 Attention: Corporate Secretary (or such other address designated by Company in writing to Employee as provided in this Section), and, if to Employee, at the address set forth below Employee's signature (or such other address designated by Employee in writing to Company as provided in this Section).

     8. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     9. Amendments. This Agreement may not be modified, amended, altered, or supplemented except upon the execution and delivery of a written agreement executed by Company, Bank and Employee.

     10. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Missouri.

     11. Integration. This Agreement supersedes all prior agreements between the parties with respect to the matters covered herein.

     12. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed to be an original but which together shall constitute one and the same instrument.

     13. Effect of Headings. The section headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Company:                                  Bank:

JEFFERSON SAVINGS BANCORP, INC.           JEFFERSON HERITAGE BANK


By: /s/ David V. McCay                    By: /s/ Joe L. Williams
    ------------------------------            -------------------------------
Name: David V. McCay                      Name: Joe L. Williams
      ----------------------------              -----------------------------
Title: Chairman of the Board & CEO        Title: President and Chief Operating
       ---------------------------               -----------------------------
                                                 Officer

                                          Employee: /s/ Paul J. Milano
                                                    --------------------------
                                          Name: Paul J. Milano
                                                ------------------------------
                                          Address: 17417 Emily Way Ct.
                                                   ---------------------------
                                                   Chesterfield, MO 63005
                                          ------------------------------------
                                          ------------------------------------

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